CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Post Effective Amendment No. 2 to the Registration Statement No. 333-40508 on Form S-8 of our report dated January 17, 2000 (July 11, 2000 as to Notes 2 and 4) on the consolidated financial statements of PMC-Sierra, Inc. appearing in Amendment No.1 to Registration Statement No. 333-41878 of PMC-Sierra, Inc. on Form S-4, and of our report dated July 19, 2000 on the financial statements of Datum Telegraphic Inc. for the year ended August 31, 1999 appearing in the Current Report on Form 8-K/A1 of PMC-Sierra, Inc. dated September 28, 2000.



/s/DELOITTE & TOUCHE LLP

Vancouver, British Columbia, Canada
October 31, 2000